Exhibit 10.4

DATED the               day of                2021

TRILLIUM INVESTMENT LIMITED

and

CRE8 (GREATER CHINA) LIMITED

TENANCY AGREEMENT

Premises	The Whole of the First Floor of China Building
No.29 Queen’s Road Central Hong Kong

Term	Three Years

Option	Nil

Commencing	1 February 2022

Expiring	31 January 2025

Rent	HK$926,982.00 per month

Service charges	HK$132,426.00 per month

Deposit	HK$6,356,448.00

SECTION I

THIS AGREEMENT is made the day of Two thousand and twenty one

Parties	BETWEEN TRILLIUM INVESTMENT LIMITED, a company with limited liability incorporated in The Commonwealth of The Bahamas and registered in Hong Kong, whose principal place of business in Hong Kong is situate at 7th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong (which company and its successors and assigns are where not inapplicable hereinafter collectively included under the designation “the Landlord”) of the one part and CRE8 (GREATER CHINA) LIMITED whose registered office is situate at 1st Floor, China Building, 29 Queen’s Road Central, Central, Hong Kong (hereinafter called “the Tenant”) of the other part.

WHEREBY IT IS HEREBY AGREED as follows:-

Premises	The Landlord lets and the Tenant takes ALL THAT/THOSE portion(s) of CHINA BUILDING (hereinafter referred to as “the Building”) erected or to be erected on ALL THAT piece or parcel of land registered at the Land Registry as INLAND LOT NO.2317 (hereinafter referred to as “the Land”) (which said portion(s) is/are more particularly described in the First Schedule hereto and is/are hereinafter called “the Premises”) TOGETHER with all rights easements and appurtenances thereto belonging or usually held and enjoyed therewith TOGETHER with the use in common with the Landlord and all others having the like right of the common entrances, staircases, landings, lavatories, passages and escalators and lifts (whenever the same shall be operating) in the Building from time to time designated by the Landlord for common use by the tenants and occupiers of the Building and those expressly or by implication authorized by the Landlord in so far as the same are necessary for the proper use and enjoyment of the Premises EXCEPT AND RESERVED unto the Landlord and all persons authorised by the Landlord or otherwise entitled thereto:-

(i) the right of free and uninterrupted passage and running of waters, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in, on or under the Premises and serving or capable of serving the Building or any adjoining or neighbouring property or any part thereof together with the right to enter upon the Premises to inspect repair or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts;

(ii) the exclusive right to install in or affix to any part of the building such flues, pipes, conduits, chimneys, aerials, plant, machinery and other apparatus, signs, placards, posters and other advertising structures whatsoever (whether illuminated or not) as the Landlord shall think fit together with the right to repair maintain service remove or replace the same provided that the Landlord shall cause as little interference as possible to the Tenant and make good any damage caused to the Premises forthwith;

	(iii)	the right to erect or alter or consent to the erection or alteration of any building for the time being on any adjoining or neighbouring property notwithstanding that such erection or alteration may diminish the access of light and air enjoyed by the Premises and the right to deal with any such property as it may think fit;

	(iv)	the right and liberty to enter upon the Premises in the circumstances in which the covenants by the Tenant contained in these presents permit such entry;

	(v)	the right to subjacent and lateral support from the Premises for the remainder of the Building;

	(vi)	all easements quasi-easements privileges and rights whatsoever now enjoyed by any adjoining or neighbouring property in under over or in respect of the Premises as if such adjoining and neighbouring property and the Premises had at all times heretofore been in separate ownership and occupation and such matters had been acquired by prescription or formal grant; and

	(vii)	the absolute and unfettered right to use the external walls of the Building for whatever purpose the Landlord may deem fit and to assign or delegate such right,

Term Rent		for the term of THREE YEARS commencing from the Tenancy Commencement Date as specified in Part I of the Second Schedule hereto determinable as hereinafter mentioned (which term or any other extended term hereunder shall hereinafter be collectively referred to as “the said term”) EXCEPT and RESERVING to the Landlord the rights hereinafter mentioned YIELDING AND PAYING therefor during the said term the rent and other charges as set out in the Second Schedule hereto which rent (exclusive of Government Rent and rates) and other charges shall be payable in advance without any deductions including legal or equitable set-off on the 1st day of each calendar month. The Premises shall be handed over by the Landlord to the Tenant in an “as is” condition and the Tenant is required to fit out the Premises in accordance with the terms of this Agreement.

SECTION II

RENT AND OTHER CHARGES

The Tenant hereby agrees with the Landlord as follows:-

Rent and Other Charges	1. To pay the rent and other charges on the days and in the manner hereinbefore provided for payment thereof and in banknotes if so demanded.

Rates, Taxes and etc.	2. To pay and discharge all Government Rent, rates, taxes, assessments, duties, charges, impositions and outgoings of an annual or recurring nature now or hereafter to be assessed, imposed or charged by the Government of the Hong Kong Special Administrative Region or other lawful authority upon the Premises or upon the owner or occupier thereof (Property Tax only excepted). Without prejudice to the generality of this clause the Tenant shall pay all Government Rent and rates imposed on the Premises in the first place to the Landlord who shall settle the same with the Government of the Hong Kong Special Administrative Region and in the event of the Premises not yet having been assessed to Government Rent and/or rates the Tenant shall pay to the Landlord a sum estimated by the Landlord to be likely the Government Rent and rates which would be charged by the Government of the Hong Kong Special Administrative Region on the basis of a rateable value equal to twelve months’ rent payable by the Tenant on account of the Tenant’s liability under this clause.

Utilities	3. To pay and discharge all deposit and charges for gas, water, telephone and electricity consumed in the Premises including charges for the air-conditioning and the mechanical ventilation system (if any) installed therein and operated from the Tenant’s own metered electricity supply.

Additional Air - Conditioning Charges	4. To pay promptly the additional air-conditioning charges which may be chargeable by the Landlord in accordance with Section IV (4) hereof.

SECTION III

TENANT'S OBLIGATIONS

The Tenant hereby agrees with the Landlord as follows:-

User	1.	To use the Premises wholly and exclusively as an office and not to use or permit or suffer the Premises or any part thereof to be used for any other purposes.

Compliance with Ordinance	2.	To obey and comply with and to indemnify the Landlord against the breach of all ordinances, regulations, by-laws, rules and requirements of any Governmental or other competent authority relating to the conduct and carrying on of the Tenant’s business on the Premises or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant and to notify the Landlord forthwith in writing of any notice received from any statutory or public authority concerning or in respect of the Premises or any services supplied thereto.

Fitting Out	3.	(a)	To fit out the Premises in a style and manner appropriate to a high class commercial building and in accordance with such plans design and specifications (including, but not limited to the electrical wiring diagram and air-conditioning and mechanical ventilation plans) as shall have been first submitted to and approved in writing by the Landlord who may in its absolute discretion accept or reject such plans design and specifications as it thinks fit in a good and proper workmanlike fashion and so to maintain the same throughout the said term in good condition and repair to the satisfaction of the Landlord. The Landlord shall have the right to vary or specify the choice of finishes and materials to be used for the fitting out work and the Tenant in carrying out such work shall obey and comply with and ensure that his contractors, workmen, servants and agents comply with the requirements and provisions in this Agreement regarding the fitting-out of the Premises and the rules and regulations as may from time to time be adopted by the Landlord in accordance with Section X hereof.

		(b)	To fit out the Premises in accordance with such ordinances or other governmental rules and regulations as shall from time to time be in force during the said term and to maintain, add to, modify or alter the same in accordance with such ordinances, rules and regulations as are in force from time to time. The Tenant shall in carrying out the works hereunder use only such contractor as shall be approved by the Landlord in writing.

(c)	Before carrying out any internal decoration partitioning alteration and fitting out works (including but not limited to electrical wiring installations) to submit details and plans thereof to the Landlord for its prior approval and to re-submit for the Landlord’s further prior approval such amendments to the said details and plans as may be desired by the Tenant or required by the relevant government authorities and any costs incurred by the Landlord in connection with such approval including architect’s fees shall be for the account of the Tenant. The Tenant shall only carry out such internal decoration partitioning alteration and fitting out works and any amendments thereto in accordance with such approved details and plans and such other directions and conditions as may be given and imposed by the Landlord relating thereto in accordance with such ordinances and other governmental rules and regulations as shall from time to time be in force during the said term. Such approval from the Landlord shall not relieve the Tenant from the responsibility of obtaining all necessary permits licences and approval pertaining to the proposed decoration partitioning alteration or fitting out works and the Tenant shall submit all applications required and shall comply with all government ordinances rules and regulations and all regulations and by-laws of any public utility company or authority having jurisdiction over the said works. The Tenant shall not commence any such internal decoration partitioning alteration and fitting out work unless and until all necessary approvals licences or permits relating thereto have been obtained from the relevant government departments or authorities and if the Tenant shall for any reason put in hand any such works as aforesaid prior to obtaining the necessary approvals licences or permits from the relevant government authorities the Tenant shall be solely responsible for the consequences of such unauthorised works including but not limited to the costs of demolition, addition and alteration required to comply with government requirements and shall indemnify and keep the Landlord fully indemnified against all losses claims costs actions and proceedings arising from the Tenant’s breach of the provisions of this sub-clause. The Tenant shall at its own cost and expense make good any default in complying with this sub-clause notwithstanding that its fitting out partitioning and decoration proposals may have been submitted by the Landlord or the Landlord’s agent to the relevant government authorities on behalf of the Tenant and the Tenant shall solely bear the consequences of any rejections or any amendments required by the relevant government authorities of the Tenant’s proposals and of any delay or losses resulting from such rejections or amendments.

	(d)	To keep all the interior of the Premises including the flooring and interior plaster glass curtain wall or other finishes or rendering to walls, floors and ceilings and the Landlord’s fixtures therein and all additions thereto and including the roller shutters (if any) and all doors, windows (if any), window blinds, electrical installations and wiring in good, clean and tenantable repair and condition and properly preserved and painted and so to maintain the same at the expense of the Tenant and to deliver up the same to the Landlord at the expiration or sooner determination of the said term in like condition.

	(e)	To engage suitably qualified engineers to prepare proper building services plans regarding the installation and layout of the air-conditioning, mechanical ventilation, fire services, electrical, plumbing and drainage systems in the Premises for the approval of the Landlord prior to the installation thereof and to carry out the said building services works by the Landlord’s recommended contractors for the Building.

	(f)	The approval of any plans does not in any way imply the Landlord’s or its agent’s endorsement of the specifications upon which the proposal has been based. The approval will neither guarantee the performance under any conditions of the plant or materials used nor imply that the Tenant’s proposals will be acceptable to the relevant Authorities/Government Departments.

Replacement of Windows	4. To pay to or reimburse the Landlord the cost of replacing all broken and damaged windows (if any) and glass and any part of the curtain wall whether or not the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

Repair and Installation of Electrical Wiring	5. At the Tenant’s own cost and expense to install all wiring and other apparatus and installations for the supply of electricity to the Premises and to repair or replace any electrical installation or wiring of the Tenant from the Tenant’s meter to and within the Premises if the same becomes dangerous or unsafe or if so reasonably required by the Landlord (or by the Hongkong Electric Company Limited) and the Tenant shall use the Landlord’s recommended contractor for the wiring work from the meter room to the Tenant’s main switch and shall only use a contractor approved by the Landlord in writing for the internal wiring work within the Premises. The Tenant shall permit the Landlord or its agents to test the Tenant’s wiring in the Premises at any time upon request being made.

Good Repair of Sanitary and Water Apparatus	6. To keep the sanitary and water apparatus used exclusively by the Tenant and his servants, agents, licensees and customers in good, clean and tenantable repair and condition to the satisfaction of the Landlord and in accordance with the regulations or by-laws of all Public Health and other Government Authorities.

Cleaning of Drains	7. To pay to the Landlord on demand all costs incurred by the Landlord in cleansing, clearing, repairing or replacing any of the drains, pipes or sanitary or plumbing apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or any employee, agent, licensee or customer of the Tenant.

Indemnify Against Loss Damage from Interior Defects and to Take Out Adequate Insurance Cover	8. To be wholly responsible for any loss damage or injury caused to the Landlord or any person whomsoever or any property whatsoever of the Landlord or of any person whether directly or indirectly through the defective or damaged condition of any part of the interior of the Premises (including doors and windows (if any)) or any fittings, fixtures or wiring therein for the repair of which the Tenant is responsible hereunder or through or in any way owing to the spread of fire or smoke or the overflow of water from the Premises or any part thereof or through the act, default or neglect of the Tenant his servants, sub-tenants (if any), agents, licensees or customers and to make good the same by payment or otherwise and shall indemnify the Landlord against all claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof. The Tenant shall further effect and maintain adequate insurance covering the full term hereby created (including the rent free period as provided in the Second Schedule hereto, if any) in respect of such risks with a reputable insurance company to the satisfaction of the Landlord. The policy of such insurance shall be endorsed to show the Landlord as registered owner of the Premises and shall be in the sum of not less than HK$5 million for any one claim or series of claims arising out of any one event and unlimited in amount for the period of insurance and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior written consent of the Landlord. The Tenant hereby further undertakes to produce and make available to the Landlord, as and when so required by the Landlord, such policy of insurance together with the receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and in all respects valid and subsisting.

Protection from Typhoon	9. To take all reasonable precautions to protect the interior of the Premises against damage by storm or typhoon or the like.

To Permit Landlord to Enter and View	10. Without prejudice to the obligations of the Tenant hereunder, to permit the Landlord and all persons authorised by it at all reasonable times access to the fan rooms and switch room (if any) housing the equipment serving the Premises and to enter and view the state of repair of the Premises, to take inventories of the fixtures therein, to carry out any works repairs or maintenance which are required to be done Provided that in the event of any emergency the Landlord, its servants or agents may enter without notice and forcibly if need be.

To Execute Repairs on Receipt of Notice

11. On receipt of any notice from the Landlord or its authorised representative specifying any works or repairs which are required to be done and which are the responsibility of the Tenant hereunder, forthwith to put in hand and execute the same with all possible despatch and without any delay and if the Tenant shall fail to execute such works or repairs as aforementioned within 14 days from the said notice except in a case of emergency to permit the Landlord to enter upon the Premises and execute the same and the Tenant shall reimburse the Landlord for all costs and expenses thereby incurred within a space of 14 days and if the Tenant shall fail to reimburse the Landlord as aforesaid, the costs and expenses shall become a debt due from the Tenant to the Landlord and be recoverable forthwith by action.

Outside Windows	12. To keep all outside windows (if any) and doors closed at all times during which air-conditioning supply is being provided to the Premises and in the event of a breach of this clause the Landlord shall have the right to send a representative to close any open door or doors or window or windows (if any) should the Tenant fail to comply forthwith with a notice from the Landlord requiring closing of the same AND it is agreed that a persistent breach by the Tenant of the terms of this clause shall amount to a breach of this Agreement justifying the Landlord exercising its rights of re-entry hereunder.

Inform Landlord of Damage

13. To give notice to the Landlord or its agent of any damage that may be caused to and/or of any accident to or defects in the Premises or the water pipes, gas pipes, electrical wiring, fire alarm and fighting installation, the air-conditioning system or fittings, fixtures or other facilities installed or provided by the Landlord in the Premises.

Cleaning and Cleaning Contractors	14. To employ as cleaning contractors of the Premises only such persons or such firm as may be approved by the Landlord. Such cleaning contractors shall be employed at the sole expense of the Tenant.

Directory Board	15. To pay the Landlord immediately upon demand the cost of re-affixing, repairing, altering or replacing as necessary any name slat of the Tenant’s name on the Directory Boards (if any) which shall be provided by the Landlord.

Damaged Electric Light Bulbs and etc.	16. To reimburse the Landlord the cost of replacing any damaged, broken, defective or burned out electric light bulbs, tubes and globes in the Premises which may be provided by the Landlord.

Allow Prospective Tenant to Inspect	17. To allow at all reasonable times within six calendar months immediately preceding the expiration of the said term prospective tenants or purchasers to inspect the Premises and allow the Landlord to exhibit where the Landlord shall think fit a notice indicating that the Premises are to be let or for sale, which notice the Tenant shall not conceal.

Regulations	18. To obey and comply with such regulations as may from time to time be adopted by the Landlord in accordance with Section X hereof.

Acts, Neglects Omissions and Defaults	19. To be responsible to the Landlord for the acts, neglects, omissions and defaults of all contractors, servants, sub-tenants (if any), agents, licensees and customers of the Tenant as if they were the acts, neglects, omissions and defaults of the Tenant himself and for the purpose of this Agreement “licensee” shall include any person present in, using or visiting the Premises.

Load and Unload Goods	20. To load and unload goods only at such times during business hours and through such service entrances and by such service lift(s) (if any) as shall be designated by the Landlord for this purpose from time to time.

Removal of Garbage and Refuse	21. To be responsible for the removal of garbage and refuse from the Premises to such location as shall be specified by the Landlord from time to time and to use only the type of refuse containers as is specified by the Landlord from time to time. The Tenant shall ensure that all refuse containers shall be fully sealed at all times. In the event of the Landlord providing a collection service for garbage and refuse the same shall be used by the Tenant to the exclusion of any other similar service and the use of such service provided by the Landlord shall be at the sole cost of the Tenant.

Not to Prejudice Goodwill	22. Subject to Clause (1) of this Section to conduct the business of the Tenant so as not to prejudice the goodwill and reputation of the Building.

Yield up Premises and Handover	23. To quietly yield up vacant possession of the Premises together with all fixtures, fittings and additions therein and thereto and as to the portion of the Premises shown and coloured Pink (“the Pink Portion”) on the Plan annexed hereto also together with the Landlord’s standard provisions including but not limited to the air-conditioning system (i.e. VAV box with thermostat control connecting with the air-conditioning supply air ducts of the Building in an open plan layout) and automatic fire sprinkler system in an open plan layout in accordance with the Landlord’s standard specifications (“the Landlord’s Provisions”) at the expiration or sooner determination of this tenancy in good, clean and tenantable repair and condition notwithstanding any rule of law or equity to the contrary PROVIDED THAT if so required by the Landlord the Tenant shall at his own expense remove all or any personal property, trade fixtures and fittings and additions therein and thereto of the Tenant (whether of a non-structural or structural nature) (“the Tenant’s Property”) at the expiration or sooner determination of this tenancy and in such event the Tenant shall make good all damage caused to the Premises and/or the Building by such removal AND thereupon to surrender to the Landlord all keys giving access to all parts of the Premises held by the Tenant and to remove at the Tenant’s expense all lettering and characters from all the doors, walls or windows (if any) of the Premises and to make good any damage caused by such removal PROVIDED FURTHER THAT if after the Tenant has vacated the Premises any Tenant’s Property remains in or on the Premises such property shall be deemed to be abandoned and the Landlord may remove, sell or otherwise dispose of the Tenant’s Property and the Tenant shall indemnify the Landlord against any liability incurred including liability to any third party whose property is sold or disposed of by him and against any damage occasioned to the Premises and any losses caused by or related to the presence of the Tenant’s Property in or on the Premises.

Carry Out and Comply with Ordinance	24. To carry out and comply with all ordinances regulations by-laws and rules and all notices and requirements of the appropriate Government authorities and departments and to obtain and renew all permits and licences in connection with or in relation to the Tenant’s trade or business carried on at the Premises and to keep the Landlord indemnified against any breach of this clause.

Observe Deed of Mutual Covenant	25. To observe the covenants terms and conditions of the Deed of Mutual Covenant and Sub-Deed of Mutual Covenant (if any) relating to the Building.

Responsible for Loss and Damage	26. Without prejudice to the liability of the Tenant under any of the terms and conditions herein contained to be responsible for all loss and damage sustained or suffered by the Landlord or any other person or persons or the property of the Landlord or such other person or persons as aforesaid and all damage which may be done to the Building directly or indirectly due to the defective condition or in any way connected with the use, maintenance or repair by the Tenant of anything whatsoever constructed, erected, installed and maintained by the Tenant under any provision hereof or otherwise and further the Tenant shall comply with all ordinances, regulations and by-laws relating thereto and the Tenant shall fully indemnify the Landlord against all claims proceedings actions costs expenses and demands whatsoever made upon the Landlord by any person or persons in respect of any damage or injury to persons or property in respect of any of the matters aforesaid.

Indemnify Landlord for All Actions	27. To indemnify and keep the Landlord fully indemnified from and against all actions proceedings demands costs expenses and claims whatsoever brought or made by the tenants and occupiers of the other parts of the Building or any third party in respect of any act or liability caused by or arising from the act, neglect or default (irrespective of whether wilful or not) of the Tenant or any workmen servants sub-tenants (if any) licensees or persons who are permitted by the Tenant in the Premises or any part thereof.

Alteration Works to Air-Conditioning System	28.	(a)	To be responsible for installing at the Tenant’s own expense all alteration works associated with the air-conditioning system.

Provision and Maintenance of Additional Fire- Fighting Water Sprinkler System		(b)	To bear the cost of provision and installation of and thereafter be responsible for the regular maintenance and cleaning of any changes to or additional fire-fighting water sprinkler system installed by the Tenant over and above that provided by the Landlord and all such necessary equipment and apparatus associated therewith. The installation of such additional system and associated equipment shall first be approved in writing by the Landlord. The Tenant shall only carry out the aforesaid works by the Landlord’s recommended contractors for the Building.

Providing and Installing Additional VAY Boxes		(c)	To be responsible for the provision and installation of additional VAV Boxes in the Premises required by the Tenant over and above those provided by the Landlord Provided That the prior written consent of the Landlord shall first be obtained and the Landlord, as a condition for the grant of such consent, shall have the right to adjust the air-conditioning charges payable by the Tenant under Part III of the Second Schedule hereof to cover the maintenance cost of such additional VAV Boxes installed by the Tenant and the additional cost for providing extra chilled water incurred as a result. The Tenant, in carrying out the aforesaid works, shall only use such contractors as shall be recommended by the Landlord.

Permit Inspections by Landlord of Air - Conditioning System	29.	(a)	To permit the Landlord and all person(s) authorised by the Landlord to enter the Premises with or without appliances during normal office hours to inspect such part or parts of the air-conditioning system (including but not limited to the said VAV Boxes internal air ducting and outlet grilles) in the Building which are located or installed in the Premises whether by the Landlord or the Tenant (hereinafter collectively called “the air-conditioning installations”) and the fire-fighting water sprinkler system and to carry out any repair and/or maintenance and/or replacement work thereto as the Landlord shall consider necessary and for such purposes the Tenant shall at all times during the said term afford the Landlord and all persons authorised by the Landlord with proper access to the air-conditioning installations and the fire-fighting water sprinkler system and in case proper access is being obstructed the Landlord and/or all persons authorised by the Landlord shall be entitled to clear such obstructions or modify the same as it or they shall think fit at the cost and expense of the Tenant without being responsible for any loss or damage caused to the Tenant or any other person(s) in connection with such clearance or modification.

	(b)	To pay to the Landlord on demand all costs loss and damages incurred or sustained by the Landlord as a result of the act neglect or default of the Tenant his servants agents and contractors in the use and protection of the air conditioning installations and/or the fire-fighting water sprinkler system and/or as a result of the clearance or modification of obstruction aforesaid. In particular, but without limiting the generality of the foregoing, the Tenant shall pay to the Landlord on demand all repair and replacement costs of the air-conditioning installations and/or the fire-fighting water sprinkler system or any part thereof necessitated by the negligence or misuse of the same by the Tenant his servants and agents.

	(c)	To pay to the Landlord all overtime costs incurred by the Landlord (the Landlord’s assessment of the costs shall be conclusive and binding) in respect of repair, replacement and/or maintenance of the air conditioning and fire fighting systems if such repair maintenance and/or replacement works shall at the request of the Tenant be carried out after the normal office hours.

Adjacent Excavation or Building Work

30. If any excavation or other building work shall be undertaken or authorized in the vicinity of the Building to permit the Landlord, its servants or agents to enter the Premises to do such work at the expense of the Landlord as may be deemed necessary to preserve the exterior walls of the Building from damage without any claim for damages or indemnity against the Landlord.

SECTION IV
LANDLORD’S OBLIGATIONS

The Landlord hereby agrees with the Tenant as follows:-

Enjoyment Without Interruption

1. That, subject and without prejudice to the Landlord’s rights under Section VIII (including Clause S(b) of Section VIII) and Clauses 1 and 2 of Section XIII of this Agreement and always provided and on condition that the Tenant:-

(i) promptly pays the rent and other charges (including the Government Rent, rates and charges referred to in Section II of this Agreement) on the days and in the manner stipulated in this Agreement; and

(ii) observes and performs all the agreements, stipulations and conditions which are contained in this Agreement and which are to be observed and performed by the Tenant the Tenant shall peaceably hold and enjoy the Premises during the said term without interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

Property Tax	2. To pay the Property Tax payable in respect of the Premises.

Structural Parts and Main Drains	3. To keep the structural parts of the Premises and the main drains, pipes and cables therein in a proper state of repair Provided that the Landlord shall not incur any liability under this clause unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord shall have failed to take reasonable steps to repair or remedy the same after the lapse of a reasonable time from the date of service of such notice.

Provided Air-Conditioning Service

4. To provide air-conditioning services to the Premises each day which shall be limited to the supply of cool air or chilled water (if any) between the hours of 08:00 and 18:30 on Mondays to Fridays and 08:00 and 13:30 on Saturdays (Sundays and public holidays excepted). If the Tenant shall require air-conditioning services outside the time hereinbefore specified, the Landlord may provide the same to the Tenant on receiving reasonable notice of the Tenant’s requirements. The charges for air -conditioning services provided outside the time hereinbefore specified shall be determined by the Landlord and notified to the Tenant from time to time and shall (inter alia) cover the operational and electrical consumption costs involved in running the main air-conditioning plant during such extended hours of supply.

Maintenance of Air - Conditioning System	5. To maintain and keep in a good and proper state of maintenance and repair the air-conditioning system installed in the Premises by the Landlord Provided That the Landlord shall not incur any liability or obligation to the Tenant under this clause in the event of any breakdown of the same not due to the wilful neglect or wilful default of the Landlord its servants agents or contractors.

Maintenance of Fire-Fighting Water Sprinkler System

6. To provide a fire-fighting water sprinkler system in the Premises and to maintain and keep in a good and proper state of maintenance and repair the said fire-fighting water sprinkler system installed in the Premises by the Landlord Provided that the Landlord shall not incur any liability or obligation to the Tenant under this clause in the event of any breakdown of the same not due to the wilful neglect or wilful default of the Landlord its servants agents or contractors.

Directory Board	7. Subject to Section III Clause 15 and Section V Clause 7 hereof, to provide the first name slat bearing the name of the Tenant affixed in lettering and/or characters (the sign design and location of which shall be determined by the Landlord) to be displayed on the Directory Boards (if any) of the Building.

SECTION V

RESTRICTIONS AND PROHIBITIONS

The Tenant hereby further agrees with the Landlord as follows:

Installation and Alterations	1.	(a)	Not without the previous written consent of the Landlord to erect, install or alter any fixtures, partitioning or other erection or installation in the Premises thereof provided by the Landlord which shall remain the property of the Landlord or any part thereof or without the like consent to make or permit or suffer to be made alterations in or additions to the interior or exterior of the Premises or to the electrical wiring and installations therein or to install or permit or suffer to be installed in the Premises or any part thereof any equipment, apparatus or machinery which imposes a weight on any part of the flooring in excess of that for which it is designed or which requires any additional electrical main wiring or which consumes electricity not metered through the Tenant’s separate meter.

The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary.

		(b)	In carrying out any approved work hereunder, the Tenant shall and shall cause his servants, agents, contractors and workmen to cooperate fully with the Landlord and all servants, agents, contractors and workmen of the Landlord and with other tenants or contractors carrying out any work in the Building. The Tenant his servants, agents, contractors and workmen shall obey and comply with all instructions and directions which may from time to time be given by the Landlord, the Landlord’s Architect, Project Manager or other authorised representative in connection with the carrying out of such work.

		(c)	In carrying out any work to the electrical and/or air conditioning installations and/or wiring and/or to the fire alarm and/or fighting installations, the Tenant shall use only the Landlord’s recommended contractors for the Building.

Damage to Premises	2. Not without the previous written consent of the Landlord to cut, drill into, mark or deface or permit or suffer to be cut, drilled into, marked or defaced any doors, windows (if any), walls, beams, structural members or any part of the fabric of the Premises and/or the Building nor any of the plumbing or sanitary apparatus or installations included therein.

Nails Screw and etc.	3. Not without the previous written consent of the Landlord to drive or insert or permit or suffer to be driven or inserted any nails, screws, hooks, brackets or similar articles into the ceiling, walls or floor of the Premises.

Locks	4. Not without the previous written consent of the Landlord to alter the existing locks, bolts and fittings on the entrance doors to the Premises, nor to install any additional locks, bolts or fittings thereon.

Nuisance and Annoyance	5. Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Landlord or to the tenants or occupiers of other premises in the Building or in any adjoining or neighbouring building or in anywise against the laws or regulations in Hong Kong.

Noise	6. Not to produce or suffer or permit to be produced at any time in the Premises any music or noise (including sound produced by broadcasting or by any equipment or instrument capable of producing or reproducing music or sound) so as to constitute, in the opinion of the Landlord (which opinion shall be conclusive) a nuisance or to give cause for reasonable complaint from the occupants of any other premises in the Building or persons using or visiting the same and the Tenant shall at his own cost and expense install a sound proof system in the Premises to ensure that the Tenant will not cause the aforesaid nuisance.

Signs	7. Not to affix or display or permit or suffer to be affixed or displayed within or outside the Premises any signboard, sign, decoration, flag, poster, advertising matter or other device whether illuminated or not which may be visible from outside the Premises, save that if Directory Boards shall be provided by the Landlord, the Tenant shall be entitled to have its name displayed thereon in English and Chinese in uniform lettering or characters designated by the Landlord, such lettering and characters and any additions or alterations thereto to be affixed by the Landlord at the Tenant’s expense.

The Landlord shall have the right to remove at the cost and expense of the Tenant any signboard, sign, decoration, illuminated signs, flags, posters, or thing which shall be affixed put up or displayed in contravention of this clause.

Illegal or Immoral Use	8. Not to use or permit or suffer the Premises to be used for any ill gal immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the Landlord or the tenants or occupiers of adjacent or neighbouring premises.

Sleeping or Domestic Use	9. Not to use or permit or suffer the Premises or any part thereof to be used as sleeping quarters or as domestic premises within the meaning of the Landlord and Tenant (Consolidation) Ordinance or similar legislation for the time being in force nor to allow any person to remain in the Premises overnight Provided That if the Tenant wishes to have a watchman to remain in the Premises in order to look after the contents thereof during the night the written consent of the Landlord shall first be obtained.

Manufacture of Goods	10. Not to use or permit or suffer the Premises to be used for the purpose of the manufacture of goods and merchandise or for the storage of goods and merchandise.

Storage of Hazardous and Dangerous Goods	11. Not to keep or store or permit or suffer to be kept or stored in the Premises any arms, ammunition, gun-powder, salt-petre, kerosene or other explosive or combustible substance or hazardous goods or such other dangerous goods within the meaning of the Dangerous Goods Ordinance and the regulations thereunder or any statutory modification or re- enactment thereof.

Obstructions of Passages	12. Not to encumber or obstruct or permit or suffer to be encumbered or obstructed with any boxes, packaging or other obstruction of any kind or nature any of the entrances, staircases, landings, passages, escalators, lifts, lobbies or other parts of the Building in common use and not to leave rubbish garbage or any other article or thing in the front or on the sides of the Premises or in any part of the Building not in the exclusive occupation of the Tenant or outside the Building except in the place(s) specifically designated for the disposal of rubbish or garbage. Notwithstanding anything herein contained, the Landlord and all servants, agents, contractors and workmen of the Landlord shall have the right to remove and dispose without notice to the Tenant and without incurring any liability to the Tenant and at the cost and expense of the Tenant any encumbrance or obstruction or any article or thing which shall have been left or placed in contravention of this clause and the Tenant shall pay to the Landlord on demand the whole costs and expenses that may be incurred by the Landlord for the removal or disposal under this clause.

Toilet Facilities	13. Not to use or permit or suffer the toilet facilities and sanitary installations provided by the Landlord to be used for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown therein any foreign substance of any kind and the Tenant shall pay to the Landlord on demand the whole expense of any breakage, blockage or damage resulting from a violation of this clause.

Articles in Entrance	14. Not to lay, install, affix or attach any wiring, cables or other article or thing in or upon any of the entrances, staircases, landings, passages, lobbies or other parts of the Building in common use.

Preparation of Foods	15. Not to prepare or permit or suffer to be prepared any food in the Premises or to cause or permit any offensive or unusual odours or excessive smoke to be produced upon, permeate through or emanate from the Premises.

Transportation of Merchandise	16. Not to permit or allow any food or food containers goods and merchandise to be brought onto or removed from the Premises or in any way transported or carried onto any part of the Building intended for common use except by way of service lift(s) (if any), service entrances and service exits.

Animals, Pets and Infestations	17. Not to keep or permit or suffer to be kept any animals or pets inside the Premises and to take all such steps and precautions to the satisfaction of the Landlord to prevent the Premises or any part thereof from becoming infested by termites, rats, mice, cockroaches or any other pests or vermin. The Tenant shall employ, at the Tenant’s cost, such pest extermination contractors as the Landlord may require and at such intervals as any Government authorities or the Landlord may direct to have the Premises disinfected. For the above mentioned purposes, the Landlord and all persons authorised by it shall be permitted to enter and view the Premises at all reasonable times.

Assigning and Subletting	18. Not to assign, underlet, part with the possession of or transfer the Premises or any part thereof or any interest therein, nor permit or suffer any arrangement or transaction whereby any person who is not a party to this Agreement obtains the use, possession, occupation or enjoyment of the Premises or any part thereof irrespective of whether any rental or other consideration is given therefor and in the event of any such transfer sub- letting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord. The Landlord and its authorised persons shall have the right to enter the Premises at all reasonable times to require the Tenant to produce evidence and/or to take such action as it may think fit in order to verify whether the Tenant complies with its obligation under this clause. The tenancy shall be personal to the Tenant named in this Agreement and, without in any way limiting the generality of the foregoing the following acts and events shall, unless approved in advance in writing by the Landlord, be deemed to be breaches of this clause:-

	(a)	In the case of a tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

	(b)	In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual, to the intent that no right to use, possess, occupy or enjoy the Premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual.

	(c)	In the case of a tenant which is a corporation any take-over, reconstruction, amalgamation, merger, voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

(d) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the Premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

(e) The change of the Tenant’s trade name without the previous written consent of the Landlord which the Landlord may give or withhold at its discretion and the Landlord may, in connection with any application for consent under this clause, require the Tenant to produce evidence as it may think fit to show that no breach under this clause has taken or is about to take place.

Breach of Grant	19. Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever which amounts to a breach of any of the terms and conditions under which the Land and the Premises are held from the Government and to indemnify the Landlord against any such breach.

Acts Rendered Insurance Policy Voidable	20. Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever whereby the insurance on the Building and/or the Premises against loss or damage by fire and/or other insurable perils and/or claims by third parties for the time being in force may be rendered void or voidable or whereby the premium thereon may be increased Provided that if as the result of any act, deed, matter or thing done, permitted or suffered by the Tenant, the premium on any such policy of insurance shall be increased, the Landlord shall be entitled without prejudice to any other remedy hereunder to recover from the Tenant the amount of any such increase and further the Tenant shall keep the Landlord fully indemnified against all loss, damages, claims and demands sustained by or made against the Landlord by any person as a result of any breach by the Tenant of this clause PROVIDED that notwithstanding anything herein contained the Landlord does not warrant that any or adequate insurance against fire or any other risks exist in respect of the Building and/or the Premises and/or all or any of the property stored therein by the Tenant AND the Tenant shall be responsible in any event for insurance of the interior and the Premises and his property left or stored in the Premises and/or the Building.

Aerial on Roof	21. Not to erect any aerial on the roof or walls or any other part of the Building or on the ceiling or walls or any other part of the Premises.

Additional and Existing Air- Conditioning Facilities	22. Not to install air-conditioning facilities in addition to such facilities as provided by the Landlord or to alter, modify or remove or suffer to be altered or modified or removed the air-conditioning facilities in the Premises without the prior written consent of the Landlord.

Chilled Water Supply	23. Not to use or permit or suffer the supply of chilled water (if any) to be used for any purpose other than for the production of cool air to the Premises for air-conditioning services.

Additional and Existing Fire- Fighting Water Sprinkler System	24. Not to install fire-fighting water sprinkler system in addition to such facilities as provided by the Landlord or to alter, modify or remove or suffer to be altered or modified or removed the fire-fighting water sprinkler system installed in the Premises without the prior written consent of the Landlord.

Touting or Soliciting Business	25. Not to permit any touting or soliciting for business or the distributing of any pamphlets, notices, or advertising matter to be conducted outside or near the Premises or in any part of the Building by any of the Tenant’s servants, agents or licensees.

Electricity Supply Capacity	26. Not to do anything whereby the maximum capacity of electricity supply to the Premises shall be exceeded.

Cover Up Hose Reel	27. Not to cover up the hose reel within the Premises.

Use of Name/ Logo	28. Not without the written consent of the Landlord to use or permit to be used the name/logo or any part of the name/logo of CHINA BUILDING or the Chinese characters (華人行） or any likeness or similarity to the said name/logo in connection with the business or operation of the Tenant or for any other purpose save for indicating the address of the Tenant. The Landlord shall have complete discretion in deciding whether such consent shall be given.

SECTION VI

EXCLUSIONS EXCEPTIONS AND RESERVATIONS

1. Notwithstanding anything herein contained the Landlord shall not in any circumstances be liable to the Tenant his servants sub-tenants (if any) licensees or invitees or any other person whomsoever:-

Loss, Damage or Injury to Person	(a)	in respect of any loss, damage or injury to person or property sustained by the Tenant his servants, sub-tenants (if any), licensees, invitees or any such other person caused by or through or in any way owing to any defect in and/or breakdown and/or the defective or negligent working and/or operation and/or condition of any lift(s) and/or escalator(s) or air-conditioning system in the Premises and/or the Building by the Landlord and/or its servants or otherwise, and/or

Loss or Damage to Person or Property	(b)	in respect of any loss or damage to person or property sustained by the Tenant his servants, sub-tenants (if any), licensees, invitees or any such other person caused by or through or in any way owing to fire or spread of smoke or the overflow or leakage of water from or through any part or portion of the Premises and/or the Building, and/or

Security and Safe Keeping of Premises and Contents	(c)	for the security or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord of watchmen and caretakers (if any) shall not create any obligation on the part of the Landlord as to the security of the Premises and/or any contents therein and the responsibility for the safety of the Premises and/or the contents thereof shall at all times rest with the Tenant.

And the Tenant shall indemnify and keep the Landlord fully indemnified against all claims, actions and demands whatsoever made upon the Landlord by any servants, sub-tenants (if any), licensees or invitees of the Tenant as a result of all such loss damage or injury aforesaid nor shall the rent, other charges or any part thereof abate or cease to be payable on account thereof save as provided in Section VII hereof.

Acts Neglect or Default of the Other Tenant	2. The Landlord shall not be liable or responsible for any damage suffered by the Tenant (whether personally or in respect of the Premises or any property of the Tenant therein or any goods stored therein) or any servant invitee sub-tenants (if any) or licensee of the Tenant through or by the acts neglect or default of the tenants and occupiers of the other parts of the Building and their servants licensees and invitees.

Lifts and Air－ Conditioning Utilities	3. The Landlord shall neither be liable to pay compensation to the Tenant in respect of any period during which the proper operation of the lift(s) escalator(s) and/or the central air-conditioning system in the Building and/or the air-conditioning system or any other building service system in the Premises shall be interrupted nor shall the Landlord be liable to grant any abatement of rental and/or air-conditioning charges in respect thereof.

Power Supply System	4. The Landlord shall not in any way be liable for any loss or damage suffered by the Tenant in respect of any period during which the power supply and/or other utility supply in the Premises and/or the Building is suspended and the Tenant shall at his own cost and expense make his own standby arrangements or install uninterrupted power supply (UPS) facilities.

Defective or Damaged Condition of Premises, Fire Smoke Leakage and Overflow of Water	5. The Landlord shall not be in any way liable to the Tenant or to any person or persons claiming any right title or interest under the Tenant for any damage or injury which may be sustained by the Tenant or by any such person or persons as aforesaid on account of the defective or damaged condition of the Premises or the Landlord’s fixtures therein or any part thereof and in particular the Landlord shall not be responsible to the Tenant or any person or persons as aforesaid for any damage whatsoever caused by or through or in any way owing to any typhoon, heat or humidity, escape of fire or spread of smoke leakage or overflow of water or electric current from the water pipes or electric wiring or cable situated upon or in any way connected with the Building or any part thereof or dropping of cigarette ends, broken pieces of glass or other articles and the spread of smoke, escape of water, fire or electricity, heat or humidity and vibrations from any floor office or premises in the Building or in the neighbourhood and the Tenant hereby agrees to indemnify the Landlord against all claims, demands, actions, costs, expenses whatsoever made upon the Landlord by any person or persons as aforesaid in respect of the matters aforesaid and further the Tenant shall be responsible for any damage which may be done to any part of the Premises or to the Landlord’s fixtures and fittings therein.

Designation and Redesignation of Common Areas	6. Notwithstanding anything herein contained, the Landlord hereby reserves the absolute and unfettered right to close or render inaccessible the common entrances, exits, staircases, landings and passages in the Building as mentioned in Section I hereof for the purposes of replacing, renewing, repairing, decorating or maintaining the same (Provided that in case of complete inaccessibility of the Premises as a result thereof, the Landlord shall arrange or provide alternative access to the Premises) and the absolute and unfettered right to designate redesignate or convert any part of the Building (except the Premises) not presently being used as common area into common area or for its own use or for the use of any particular tenant or occupier of the Building and vice versa as it may in its sole discretion determine and at any time from time to time to change, alter or redesignate such designation or conversion provided that the Tenant shall not be entitled to complain or claim compensation or damages against the Landlord for any alleged disturbance nuisance or interference with its user of the Premises or any loss or damages whatsoever arising out of such designation or redesignation or conversion as the case may be or any operations including but not limited to building works decoration removal or installation or otherwise that may be carried on by the Landlord its servants agents contractors and workmen in connection therewith. The Landlord further reserves unto itself an absolute and unfettered right at any time to add to vary amend or delete from the building plans of the Building or the plan hereto annexed without reference or prior notice to the Tenant.

Repairing, Renovation and etc. of Common Areas	7. It is hereby reserved unto the Landlord and the Tenant acknowledges the Landlord’s right to repair, renovate, reinstate and redecorate at any time any of the areas in the Building designated or re designated as common areas from time to time and to do any act or thing ancillary or incidental to such purposes. In such event the Tenant shall not claim against the Landlord any compensation for any loss or damages directly or indirectly sustained by the Tenant as a result thereof including without limitation any alleged nuisance or interference or disturbance with the Tenant’s user of the Premises and any loss in business and no rent or other payment due to the Landlord hereunder shall be reduced or shall abate on account thereof.

Letting or Leasing to Others	8. The Landlord shall not in any circumstances be liable or responsible for any loss or damage suffered by the Tenant (whether personally or in respect of the Premises) or any other servant invitee sub tenants (if any) or licensee of the Tenant or any person claiming through the Tenant as a result of the letting or leasing of any part of the Building to any person or persons for any purpose whatsoever as lawfully provided for under which the Land is held from the Government of the Hong Kong Special Administrative Region.

SECTION VII
ABATEMENT OF RENT

If the Premises or any part thereof shall be rendered unfit for use or inaccessible by fire, typhoon, act of God, force majeure or any other cause beyond the control of the Landlord (other than on account of the Tenant’s act neglect or default) and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if the Premises shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises then the Rent or a fair proportion thereof according to the nature and extent of the damage sustained or order made (the determination of which by the Landlord shall be final and conclusive and be binding on the Tenant) shall, after the expiration of the then current month, abate and cease to be payable until the same shall have been again rendered fit for use and accessible PROVIDED that if the Premises shall remain unfit for use or inaccessible for 6 months or that if the Landlord shall consider it uneconomical to repair rebuild or replace the Premises whether or not in the same form or if any competent authority shall refuse permission for or otherwise prevent any rebuilding or replacement either the Landlord or the Tenant may at any time after the said 6 months’ period or within one month of the notification by the Landlord of its decision or such refusal or prevention as the case may be give to the other of them notice in writing to determine this Agreement and the tenancy hereby created and thereupon the same and everything herein contained shall determine as from the date of the notice but without prejudice to any antecedent claims or causes of action which either party hereto may have against the other hereunder.

SECTION VIII
DEFAULT

It is hereby further expressly agreed and declared as follows:-

Default	1. If and whenever the rent and/or other charges or other payments hereby reserved or any part thereof respectively shall remain unpaid for 14 days after becoming payable (whether legally or formally demanded or not) or if any agreements, terms or conditions on the Tenant’s part herein contained shall not be performed or observed or if the Tenant shall be wound up whether voluntarily (save for the purpose of a reconstruction or amalgamation approved by the Landlord in writing) or compulsorily or if the Tenant for the time being not being a corporation shall go into bankruptcy or if a petition for the winding-up of the Tenant (in the case of a corporation) or a petition in bankruptcy against the Tenant shall have been filed or if the Tenant shall enter into composition with his creditors or suffer any distress or execution to be levied on his goods then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the Premises or any part or parts thereof in the name of the whole and thereupon this Agreement shall absolutely determine and the deposit paid under Section IX hereof shall be absolutely forfeited to the Landlord or, at the option of the Landlord, shall be used to set off all loss and damage sustained by the Landlord but the rights and remedies given to the Landlord by this clause shall be deemed cumulative remedies and shall not prejudice any right of action or any remedy of the Landlord for the recovery of any rent or money due to the Landlord by the Tenant or in respect of any antecedent breach of the Tenant’s agreement terms and conditions herein contained.

Notice of Re-entry	2. A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry and/or forfeiture herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord and notwithstanding any statutory or common law provision to the contrary.

Acceptance of Rent Not to Operate as Waiver	3. Acceptance of rent and/or other charges by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach, non-observance or non- performance by the Tenant of any of the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed.

Distress for Rent	4. For the purpose of distress for rent in terms of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of this Agreement, the rent payable in respect of the Premises shall be and be deemed to be in arrears if not paid in advance at the times and in manner hereinbefore provided for payment thereof.

5. Notwithstanding anything whatsoever contained in this Agreement (including Section IV), if the Tenant shall fail promptly to pay the rental and/or other charges and/or other moneys herein reserved (including the rents, Government Rent, rates and other charges referred to in Section II of this Agreement) or any part thereof on due date the Landlord shall be entitled to:-

Collection Charges, Interest & etc.	(a)	recover from the Tenant as a debt the following expenses incurred by the Landlord in the course of recovering the rental and/or other charges in arrears and/or other moneys unpaid or any part thereof:-

(i)	a collection charge of such sum as the Landlord shall conclusively determine from time to time for the additional work incurred by the Landlord’s staff in collecting the rental and/or other charges in arrears and/or other moneys unpaid or any part thereof from the Tenant;

(ii)	all Solicitors’ and/or Counsel’s fees (on a solicitor and own client basis) and court fees incurred by the Landlord for the purpose of recovering the rental and/or other charges in arrears and/or other moneys unpaid or any part thereof from the Tenant;

(iii)	any other fees paid to debt-collectors appointed by the Landlord for the purpose of collecting the rental and/or other charges in arrears and/or other moneys unpaid or any part thereof from the Tenant;

(iv)	interest calculated at the rate of 1.25% per month on the rental and/or other charges in arrears and/or other moneys unpaid or any part thereof from the date due for payment to the date of actual payment; and

Disconnect Supply of Services	(b)	disconnect or discontinue the supply of services to the Premises and/or to the Tenant such as water, electric power, management services and air-conditioning services forthwith without prior notice to the Tenant.

SECTION IX
DEPOSIT

Deposit	1. The Tenant shall deposit and at all times hereafter during the said term maintain with the Landlord as security for the due payment of the rent and the due performance and observance of the agreements, terms, stipulations and conditions on the part of the Tenant herein contained such sum as shall be equivalent to six months’ rent and service charges payable hereunder from time to time. The said deposit shall be retained by the Landlord throughout the said term free of any interest to the Tenant and in the event of any breach or non-observance or non-performance by the Tenant of any of the said agreements, stipulations or conditions aforesaid, the Landlord shall be entitled to terminate this Agreement in which event the said deposit shall be absolutely forfeited to the Landlord or, at the option of the Landlord, shall be used to set off all loss and damage sustained by the Landlord. Notwithstanding the foregoing, the Landlord may in any such event at its option elect not to terminate this Agreement but to deduct from the said deposit the amount of any monetary loss incurred by the Landlord in consequence of the breach, non-observance or non-performance by the Tenant in which event the Tenant shall, as a condition precedent to the continuation of the tenancy, deposit with the Landlord the amount so deducted and, if the Tenant shall fail so to do, the Landlord shall forthwith be entitled to re-enter on the Premises and to determine this Agreement, in which event the whole of the said deposit shall be forfeited to the Landlord as hereinbefore provided.

Increase of Deposit	2. It is hereby expressly agreed and declared by the parties hereto that at any time during the said term if the rent and/or service charges shall be increased pursuant to the terms and provisions herein contained the Tenant shall forthwith deposit and maintain with the Landlord in accordance with Clause 1 of this Section such sum as shall together with the security deposit then held by the Landlord make up six months’ rent and service charges.

Repayment of Deposit	3. Subject as aforesaid the said deposit shall be refunded to the Tenant by the Landlord without interest within 30 days after the expiration or sooner determination of this Agreement and the delivery of vacant possession of the Premises to the Landlord provided that all the Tenant’s agreements, terms and conditions shall have been duly performed and observed or within 30 days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach, non- observance or non-performance of any of the agreements, stipulations or conditions herein contained and on the part of the Tenant to be observed and performed, whichever is the later.

SECTION X
REGULATIONS

Introduction of Regulations	1. The Landlord reserves the right from time to time and by notice in writing to the Tenant to make and introduce, and subsequently amend, adopt or abolish if necessary, such regulations as it may consider necessary for the management and maintenance of the Building.

Conflict Between Regulations and the Agreement	2. Such regulations shall be supplementary to the terms and conditions contained in this Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such regulations and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall prevail.

SECTION XI

SALE AND REDEVELOPMENT

Sale and Redevelopment	It is hereby agreed that notwithstanding anything herein contained and any law to the contrary :-

1. At any time after 28 May 2021 if the Landlord shall resolve to :-

	(a)	sell the Premises; or

	(b)	re-develop the Premises or the Building or any part thereof whether wholly by demolition and rebuilding or otherwise, or partially by renovation, refurbishment or otherwise or amend change or alter the layout or configuration of the Building or any part thereof either alone or jointly with the owner or owners of the other premises of the Building then in any of such events the Landlord shall have the right upon giving six months’ previous notice in writing (“the Termination Notice”) to the Tenant to terminate this Agreement and this Agreement and the said term shall determine upon the expiration of the Termination Notice but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements or stipulations herein set out. The Tenant shall deliver vacant possession of the Premises to the Landlord upon the expiration of the Termination Notice and shall not be entitled to claim any damages or compensation in respect of such early determination.

	2.	For the purpose of this clause and Agreement:-

	(a)	the Landlord is deemed to have resolved to sell the Premises or to re-develop the Premises or the Building or any part thereof if the Landlord has passed a resolution by its Board of Directors to the effect that the Landlord intends to sell the Premises or re-develop the Premises or the Building or any part thereof as aforesaid; and

	(b)	the said term shall be deemed to include any extended term hereunder, whether created by virtue of the Tenant’s exercise of its optional right(s) (if any) or otherwise, and the Termination Notice can expire at any time during the said term.

3. The Tenant’s optional right(s) (if any) shall extinguish and determine upon the service of the Termination Notice (whether the same shall have been exercised by the Tenant or not) and the Tenant shall not be entitled to any claim against the Landlord for any damages or compensation or any relief against such early determination of optional right(s).

SECTION XII
INTERPRETATION AND MISCELLANEOUS

Landlord and Tenant Legislation	1. To the extent that the Tenant can lawfully do so, the Tenant hereby expressly agrees to deprive himself of all rights (if any) to protection against eviction or ejectment afforded by any existing or future legislation from time to time in force and applicable to the Premises or to this tenancy and the Tenant agrees to deliver up vacant possession of the Premises to the Landlord on the expiration or sooner termination of the tenancy hereby created, notwithstanding any rule of law or equity to the contrary.

Condonation Not a Waiver	2. No condoning, excusing or overlooking by the Landlord of any default, breach, non-observance or non-performance by the Tenant at any time or times of any of the Tenant’s obligations herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any antecedent continuing or subsequent default, breach, non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such antecedent continuing or subsequent default breach non-observance or non- performance and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

Service of Notice	3. Any notice required to be served hereunder shall, if to be served on the Tenant, be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the Premises or the Tenant’s last known registered office or place of business or residence in Hong Kong and, if to be served on the Landlord, be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered at the address given above or any other address which the Landlord may notify the Tenant from time to time. A notice sent by post shall be deemed to have been received by the Tenant at the time when in due course of post it would be delivered at the address to which it is sent.

No Fine, Premium &etc.	4. The Tenant acknowledges that no fine, premium, key money or other consideration has been paid by the Tenant to the Landlord for the grant of this tenancy.

Full Agreement	5. (a)

This Agreement supersedes any and all previous representations, arrangements, understandings and agreements between the parties (whether by themselves or through their respective agents and whether written or oral) relating to the Premises and/or any tenancy of the Premises and constitutes the entire, complete and exclusive agreement and understanding between them relating to the tenancy of the Premises and there are no other express terms (whether by themselves or through their respective agents and whether written or oral) or implied terms agreed between them. Unless otherwise agreed or confirmed by the parties in writing after the date of this Agreement, this Agreement cancels any and all previous representations, arrangements, understandings and agreements between the parties (whether by themselves or through their respective agents and whether written or oral) relating to the Premises and/or any tenancy of the Premises. This Agreement also cancels and nullifies any and all rights of either party arising against the other by virtue of all or any of such previous representations, arrangements, understandings and agreements or the provisions thereof, notwithstanding the existence of any provision in any such previous agreement that such rights or provisions shall survive the termination of such previous agreement.

(b) Each party acknowledges that in entering into this Agreement, it is not relying upon any representation, arrangement, understanding, agreement, warranty, undertaking, promise or assurance made or given by the other or any other person (whether by themselves or through their respective agents and whether written or oral) at any time prior to the execution of this Agreement which is not expressly set out in this Agreement.

Right to Name the Building Reserved

6. The Landlord reserves the right to name the Building with any such name(s) or style(s) as it may in its sole discretion determine and at any time and from time to time to change, alter, substitute or abandon any such name(s) or style(s) provided that the Landlord shall give to the Tenant and where necessary, to the Postal and other relevant Government Authorities not less than three months’ notice of its intention so to do and the Landlord shall not be liable for any costs or expenses incurred or any loss suffered by the Tenant as a result of such change.

Gender	7. Unless the context otherwise requires, words herein importing the masculine gender shall include the feminine and neuter genders and words herein in the singular shall include the plural and vice versa.

Legal Costs and Stamp Duty	8. The Stamp Duty and Land Registry registration fee (if any) on this Agreement and on its counterpart shall be borne by the parties hereto in equal shares PROVIDED THAT the Tenant shall pay to the Landlord an administration fee as specified by the Landlord in writing for preparation, approval and stamping of this Agreement. If the Tenant shall instruct his own firm of Solicitors to act for him in connection with this tenancy, the Tenant shall be fully responsible for paying his own legal costs and expenses and shall further be responsible for paying the Landlord's administration fee as aforesaid.

No Warranty of User	9. The Landlord does not warrant that the Premises are fit for the purpose for which they are let or for any other purposes whatsoever used or intended to be used by the Tenant and shall not be responsible or liable to the Tenant for any damages or loss in respect thereof. The Landlord’s consent to the use of the Premises shall not in any way be taken as a guarantee or warranty that the Premises are fit for such use and the Tenant should procure and obtain all necessary consents or licences from all relevant authorities pursuant to Clause 24 of Section III.

Marginal Notes Heading & Index

10. The Marginal Notes, Headings and Index are intended for guidance only and do not form a part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

Joint Tenants

11. Where more than one person is included under the designation “the Tenant” all such persons signing this Agreement as Tenant shall be jointly and severally liable for the due observance and performance of all the terms, agreements and obligations herein contained and on the Tenant’s part to be observed and performed notwithstanding that such persons hold as tenants in common, joint tenants or otherwise.

Reinstatement	12. At the expiration or sooner determination of this Agreement, the Tenant shall at its own cost and expense and to the satisfaction of the Landlord:-

	(a)	reinstate the Pink Portion as a “bare shell” together with the Landlord’s Provisions and make good any damage thereto caused thereby; and

	(b)	reinstate the portion of the Premises shown and coloured Pink hatched Black on the Plan annexed hereto to the original condition as it was first handed over to the Tenant and make good any damage thereto caused thereby.

Manager

13. Wherever it is provided in this Agreement that the Landlord is entitled or empowered to do certain things, such things can be done by the Landlord through the management agent from time to time appointed by the Landlord to be the manager of the Building.

Landlord’s Agent	14. The Tenant shall pay to the Landlord’s agent, Hutchison Estate Agents Limited (“HEAL”), all deposits, rents, other charges and all other monies payable by the Tenant to the Landlord under this Agreement. The receipt by HEAL from the Tenant of any monies as aforesaid shall be a sufficient discharge of the Tenant’s obligation in respect of the payment of such monies.

The Contracts (Rights of Third Parties) Ordinance (Cap.623)

15. The Contracts (Rights of Third Parties) Ordinance (Cap.623) shall not apply to this Agreement and unless specifically herein provided no person other than the parties to this Agreement shall have any rights under it nor shall it be enforceable by any person other than the parties to it.

SECTION XIII
SPECIAL CONDITIONS

Necessary Upgrading Works by the Landlord	1. The Tenant acknowledges that the Landlord, its servants, agents, contractors and their respective workmen shall have the right to enter upon the Premises with all necessary equipment,. plant and materials for the purpose of executing any necessary upgrading works in or at the Premises which the Landlord shall execute at any time during the said term to comply with the fire prevention standards if so required by the Building Authority or by the Fire Services Department and the Tenant shall not obstruct the said works or claim against the Landlord for any compensation, loss or damages directly or indirectly sustained by the Tenant as a result of the said works including without limitation any alleged nuisance or interference or disturbance with the Tenant’s use of the Premises and/or any loss of business and no rent or other payment due to the Landlord under this Agreement shall be reduced or shall abate on account thereof.

Construction Works by the Government of the Hong Kong Special Administrative Region	2. The Tenant expressly acknowledges that if at any time during the said term a pedestrian footbridge and/or pedestrian footbridge network and/or infrastructure of whatever nature so required for construction by the Government of the Hong Kong Special Administrative Region (“the Scheme”) shall be constructed across Queen’s Road Central and/or Theatre Lane and/or Pedder Street, linking the Building with any other buildings and/or other part(s) of pavement or roadwork, whether in the vicinity or otherwise, the Landlord shall have the absolute and unfettered right to carry out any work as an integral part of and/or in connection with the Scheme in, on or at any part or parts of the Building and the Premises, including but not limited to the construction of structures, columns, beams, associated with the Scheme, and the Landlord reserves the right to designate and/or re-designate, whether in conjunction with the other co- owners of the Building, such part or parts of the Building or the Premises (as the case may be) as common areas of the Building and from time to time carry out, execute and/or complete any act or thing ancillary or incidental to the Scheme. The Tenant shall not obstruct any work, act or thing carried out, executed or completed by the Landlord, its servants, agents or contractors pursuant to this Clause or claim against the Landlord any compensation, loss or damages directly or indirectly sustained by the Tenant as a result thereof including without limitation any alleged nuisance or interference or disturbance with the Tenant’s user of the Premises and/or any loss of business and no rent or other payment due to the Landlord shall be reduced or shall abate on account thereof, save and except that in the event that the leased area of the Premises shall be reduced as a result of the construction of the Scheme, the monthly rental and service charges payable by the Tenant will be reduced on a pro rata basis thereof.

Access to Plant Rooms	3. During the said term, the Tenant shall permit the Landlord and all persons authorised by it at all times upon prior appointment to enter the Premises for access to and egress from the plant rooms on the First Floor of the Building (“the Plant Rooms”) at the locations shown and coloured Green on the Plan annexed hereto for identification purpose only, to view the state of repair of the Landlord’s installations and to carry out any repair and/or maintenance and/or replacement work thereto as the Landlord shall consider necessary provided that in the event of any emergency the Landlord or its officers, servants or agents may enter the Premises for such purposes without notice and forcibly if need be. In case proper access is being obstructed, the Landlord and all persons authorised by the Landlord shall be entitled to clear such obstructions or modify the same as it or they shall think fit at the cost and expense of the Tenant without being responsible for any loss or damage caused to the Tenant or any person(s) in connection with such clearance or modification.

Male and Female Washrooms	4.(a) During the said term, the Landlord shall be responsible for the daily cleaning, repair and maintenance of the male and female washrooms on the First Floor of the Building (collectively referred to as “the Washrooms”) at the locations shown and coloured Yellow on the Plan annexed hereto for identification purpose only.

(b) During the said term, the Tenant shall permit the Landlord and all persons authorised by the Landlord at all times upon prior appointment to enter the Premises for access to and egress from the Washrooms to view the state of repair of the Landlord’s installations and to carry out any repair and/or maintenance and/or replacement work thereto as the Landlord shall consider necessary provided that in the event of any emergency the Landlord or its officers, servants or agents may enter the Premises for such purposes without notice and forcibly if need be.

AS WITNESS the hands of the parties hereto the day and year first above written.

THE FIRST SCHEDULE ABOVE REFERRED TO
DESCRIPTION OF PREMISES

ALL THAT the WHOLE of the FIRST FLOOR of CHINA BUILDING erected on ALL THAT piece or parcel of ground registered in the Land Registry as Inland Lot No.2317 which said the Whole of the First Floor is shown and coloured Pink and Pink hatched Black on the Plan annexed hereto.

THE SECOND SCHEDULE ABOVE REFERRED TO

PART I - TENANCY COMMENCEMENT DATE

Tenancy Commencement Date : 1 February 2022

PART II - PARTICULARS OF RENT

Term	Rent per calendar month in Hong Kong Dollars

Three Years	HK$926,982.00

For the avoidance of doubt, the rent stated or referred to elsewhere in this Agreement shall be exclusive of Government Rent, rates and service charges hereinafter mentioned.

PART III - PARTICULARS OF OTHER CHARGES

1.	The service charges for the supply of air-conditioning to the Premises as provided in Section IV Clause 4 and provision of management service shall be HONG KONG DOLLARS ONE HUNDRED THIRTY TWO THOUSAND FOUR HUNDRED AND TWENTY SIX ONLY (HK$132,426.00) per calendar month Subject to adjustments as mentioned in paragraph (2) hereunder.

2.	If at any time during the said term (i) the costs relative to the supply of air- conditioning (including, inter alia, the operating costs of the Landlord; the electricity charges imposed by Hongkong Electric Company Limited; the costs of maintaining and/or replacing the air-conditioning system of the Landlord or any part thereof and the air-conditioning installations) or (ii) the operating costs relative to the provision of the management services (including, inter alia, the operating costs of the Landlord) shall have risen over the costs thereof prevailing at the commencement of the said term, the Landlord shall in either case be entitled to serve a notice in writing upon the Tenant increasing the service charges by an appropriate amount and thereafter such increased charges shall be payable in lieu of the charges provided for above and the Landlord’s assessment of the appropriate increase shall be conclusive and binding. Further increases may be made after an earlier notice of increase shall have become operative.

3.	All service charges shall be payable monthly in advance clear of all deductions including legal or equitable set-off by way of additional rent.